UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico		00918
(Address of principal executive offices)		(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 14, 2018, Popular, Inc. (the “Corporation”) issued $300,000,000 aggregate principal amount of 6.125% Senior Notes due 2023 (the “Notes”) in an underwritten public offering pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The Corporation intends to use the net proceeds of the offering and available cash to redeem $450 million aggregate principal amount of its outstanding 7.00% Senior Notes due 2019.

The Notes were issued pursuant to the Indenture, dated as of February 15, 1995, as supplemented from time to time (the “Base Indenture”), and as further supplemented by the Ninth Supplemental Indenture, dated as of September 14, 2018 (the “Ninth Supplemental Indenture”, together with the Base Indenture, the “Indenture”), between the Corporation and The Bank of New York Mellon, as trustee.

The Notes bear interest at a rate of 6.125% per annum and mature on September 14, 2023. Interest will be payable semiannually in arrears on March 14 and September 14 of each year, commencing on March 14, 2019. The Notes are unsecured senior debt securities and rank equally in right of payment with all the Corporation’s other existing and future unsecured senior indebtedness.

Prior to August 14, 2023, the Notes may be redeemed, at the Corporation’s option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date and on or prior to August 14, 2023 (exclusive of any interest accrued to such redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 50 basis points, plus, in each case, unpaid interest, if any, accrued to, but not including, such redemption date. If the Corporation redeems the Notes on or after August 14, 2023, the Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

The Ninth Supplemental Indenture has been filed as Exhibit 4.1 to this Current Report on Form 8-K. The description of the Ninth Supplemental Indenture contained herein is qualified in its entirety by reference to the Ninth Supplemental Indenture, which is incorporated into this Item 1.01 by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

The following documents relating to the sale of the Notes are filed as exhibits to this Current Report on Form 8-K and are incorporated into this Item 8.01 by reference:

•

Underwriting Agreement, dated September 11, 2018, between the Corporation and J.P. Morgan Securities LLC, Barclays Capital Inc., Goldman Sachs & Co. LLC, and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein;

•	Opinion of Sullivan & Cromwell LLP, dated September 14, 2018, as to the validity of the Notes; and

•	Opinion of Pietrantoni Méndez & Alvarez LLC, dated September 14, 2018, as to certain United States and Puerto Rico income tax matters.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Ninth Supplemental Indenture, dated September 14, 2018, between the Corporation and The Bank of New York Mellon, as trustee.

4.2	Form of the Notes (included in Exhibit 4.1).

5.1	Opinion of Sullivan & Cromwell LLP, dated September 14, 2018, as to the validity of the Notes.

8.1	Opinion of Pietrantoni Méndez & Alvarez LLC, dated September 14, 2018, regarding certain United States and Puerto Rico income tax matters.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Pietrantoni Méndez & Alvarez LLC (included in Exhibit 8.1).

99.1	Underwriting Agreement, dated September 11, 2018, between the Corporation and J.P. Morgan Securities LLC, Barclays Capital Inc., Goldman Sachs & Co. LLC, and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: September 14, 2018	By:	/s/ Javier D. Ferrer
Javier D. Ferrer
Executive Vice President, General Counsel and Secretary